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                                                    Exhibit 10.13

                          COMMENCEMENT DATE AGREEMENT

                                    BETWEEN

                         80 WEST 40TH STREET ASSOCIATES

                                      AND

                               PIVOT CORPORATION


     THIS AGREEMENT is made this 30 day of October, 1992 pursuant to a Lease between 80 WEST 40TH STREET ASSOCIATES and PIVOT CORP. dated October 15, 1992.

     1) Pursuant to the Lease, the tenant leased a portion of the third floor (hereinafter the "Demised Premises") of the building known as 80 West 40th Street, New York, New York.

     2)   Owner and Tenant hereby agree to the following provisions:

          (i)  Initial Term - Six (6) years, pursuant to the terms of the Lease.

          (ii) Commencement Date of Term - November 1, 1992 Expiration Date of Term - October 31, 1998.

     3) Tenant acknowledges that as of the 1st day of November 1992, the Lease will commence.

     IN WITNESS WHEREFOR, the parties hereto have executed this Agreement on the day and year first above written.

                    LANDLORD: 80 WEST 40TH STREET ASSOCIATES, LP
                              by: Mountain Development Corp.
                                  Managing Agent


                              by: /s/ Alan S. Moore
                                 ----------------------------------------
                                 Alan S. Moore
                                 Senior Vice President


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                  TENANT:     PIVOT CORPORATION

                              by: /s/ E. Kenneth Seiff
                              -------------------------------------------


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Agreement of Lease, made as of this 15th day of October 1992, between 80 WEST
40TH STREET ASSOCIATES party of the first part, hereinafter referred to as OWNER, and PIVOT CORPORATION, party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner that part of the third floor, more particularly described on the attached Exhibit A, which, for the purposes of this lease, shall be deemed to contain approximately 2,400 rentable square feet in the building known as 80 West 40th Street, New York, New York 10018 in the Borough of Manhattan, City of New York, for the term of six (6) years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the first day of October nineteen hundred and ninety-two, and to end on the thirtieth day of September nineteen hundred and ninety-eight, both dates inclusive, at an annual rental rate of twenty-three ($23.00) dollars per sq. ft. during the first five (5) years of the lease for a total of two hundred seventy-six thousand dollars during the first five (5) years and twenty-four ($24.00) dollars per sq. ft. during the sixth (6th) year of this lease, equal to Fifty-Seven Thousand Six Hundred ($57,600.00) Dollars during the sixth (6th) year, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that tenant shall pay the first monthly installment(s) or the execution hereof (unless this lease be a renewal).

     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:



OCCUPANCY: Tenant shall pay the rent as above and as hereinafter provided.

USE: 1. Tenant shall use and occupy demised premises for a showroom, general office and an apparel design studio. No manufacturing or industrial activities shall be conducted on the leased premises. provided such use is in accordance with the Certificates of Occupancy for the building, if any, and for another purpose.

ALTERATIONS: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent, which consent shall not be unreasonably withheld or delayed, of Owner, and to the provisions of this article, Tenant at

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Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises using contractors or mechanics first approved by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than 40 days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the premises by Owner, at Tenant's expense.

REPAIRS: 4. Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises and the interior windows and window frames and, the fixtures and appurtenances therein and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from such Tenant conduct or omission, when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Owner at the

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expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a reasonable bill or statement therefor. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

WINDOW CLEANING: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.


REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all order, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the demised premises or the building (including the use permitted under the burse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's

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expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

SUBORDINATION: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may reasonably request, and is entitled to pursuant to the terms of this paragraph.

PROPERTY LOSS, DAMAGE, REIMBURSEMENT, INDEMNITY: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligation hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

DESTRUCTION, FIRE AND OTHER CASUALTY: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and

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the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the remises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to tenant. Unless Owner shall release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

EMINENT DOMAIN: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the tem of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.

ASSIGNMENT, MORTGAGE, ETC.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than

Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assigned or underletting shall not in any wise be construed to relieve tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

ELECTRIC CURRENT: 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing lenders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

ACCESS TO PREMISES: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform in the premises after Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws regulations and other directors of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

VAULT, VAULT SPACE, AREA: 14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

OCCUPANCY: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises an d accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not or record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for and shall procure and maintain such license or permit.

BANKRUPTCY: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be canceled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as a debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

          (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any
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installment of rent becoming due hereunder after the date to termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part for the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

DEFAULT. 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted "or if this lease be rejected under #235 of Title 11 of the U.S. Code (bankruptcy code); or if any execution or attachment shall be issues against Tenant or any of tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Owner and Tenant; or ir Tenant shall have failed, after ten (10) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder or failed to move into or take possession of the premises within twenty (20) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner servicing a written ten (10) days notice upon Tenant specifying the nature of said default and upon the expiration of said ten (10) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of nature that the same cannot be completely cured or remedied within said ten
(10) day period, and if Tenant shall not have diligently commenced during such default within such ten (10) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

          (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid: or it Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises, and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

REMEDIES OF OWNER AND WAIVER OF REDEMPTION: 18. In case of any such default, re-entry, expiration and/or disposses by summary proceeding or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, disposses and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such new rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

FEES AND EXPENSES: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceedings, then Tenant will reimburse Owner for such sums so paid or obligations incurred with reasonable interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making such expenditures or incurring or such obligations, such sums shall be recoverable by Owner as damages.

BUILDING ALTERATIONS AND MANAGEMENT: 20. Owner shall have the reasonable right and without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants provided that said changes will not prevent the operation of Tenant's business.

NO REPRESENTAIONS BY OWNER: 21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or of any other matter or thing or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" on the date possession is tendered and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto at merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

END OF TERM: 22. Upon the expiration term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and tenant shall remove all its property from the demised premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

QUIET ENJOYMENT: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

FAILURE TO GIVE POSSESSION: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this Lease. Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

NO WAIVER: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adapted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the accounts of Tenant. Acceptance by Owner of rent from anyone other that Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner, No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

INABILITY TO PEERFORM: 27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation.

WATER CHARGES: 29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Tenant constitutes Owner to be sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost and expense in default of which Owner may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant as additional rent. Tenant agrees to pay for water consumed, as shown of said meter as and when bills are rendered, and no default in making such payment Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water, water system or sewage or sewage connection or system. If the building or the demised premises or any part thereof is supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Owner, as additional rent, on the first day of each month, __________% ($ ) of the total meter charges as Tenant's portion. Independently of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

SPRINKLERS: 30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system or that any changes, modifications, alternations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant business, or the location of partitions, trade fixtures, or other contents or the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkle system in the fire insurance rate set by any said Exchange or by any fire insurance company due to the operation of Tenant's business, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alteration and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of $_____________, on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service.

ELEVATORS, HEAT, CLEANING: 31. As long as Tenant is not in default under any the covenants of this lease Owner shall: (a) provide necessary passenger elevator facilities on business day from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided, same shall be provided only on regular business days Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between ___ p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (to clean the public halls and the public portions of the building which are used common by all tenants. Tenant shall, at Tenant's expense, keep the demised premises, including the windows, clean and in order, to the satisfaction of Owner, and for the purpose shall employ the person or persons, or corporation reasonably acceptable to Owner. Tenant shall pay to Owner the cost of removal of any of Tenant's refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time Owner may elect and shall be due and payable hereunder, and the amount of such bill shall be deemed to be, and be paid as, additional rent. Tenant shall, however, have the option of independently contracting for removal of such rubbish and refuse in the event that Tenant does not want to have same done by employees of Owner. Under such circumstances however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, if necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric terms, when necessary, by reason of accident, or emergency, or repairs, alterations, replacements or improvements, in the judgment of Owner desirable or necessary to be made, and said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed with alterations necessary to substitute automatic control elevator service upon ten (10) day written notice. Tenant without in any way affecting the obligations of Tenant hereunder provided that the same shall be done with the minimum amount of inconvenience to Tenant, and Owner pursues with due diligence the completion of the alterations.

SECURITY: 32. Tenant has deposited with Owner the sum of $     as security for
the faithful performance and observance by Tenant of the terms, provisions and condition of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and condition of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or easing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner, Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successor or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

CAPTIONS: 33. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

DEFINITIONS: 34. The term "Owner" as used in this lease means only the Owner of the sale or of the leasehold of the building, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent' includes the annual rental rate whether so-expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums which shall be due to new Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 31 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

ADJACENT EXCAVAION--SHORING: 35. If an excavation shall be Excavation-- made upon land adjacent to the Shoring: demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

RULES AND REGULATIONS: 36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

GLASS: 37. Owner shall replace, at the expense of the Tenant, any and all plate and other glass damaged or broken due to the action of Tenant, its employees, agents, guests, customers and licenses whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

ESTOPPEL CERTIFICATE: 38. Tenant, at any time, and Certificate: from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease in unmodified in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the date to which the rent and additional rent have been paid, and stating whether or nor there exists any default by Owner under this Lease, and, if so, specifying each such default.

DIRECTORY BOARD LISTING: 39. If, at the request of and as accommodation to Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons other than tenant, such directory board listing shall not be construed as that consent by Owner to an assignment or subletting by Tenant to such person or persons.

SUCCESSORS AND ASSIGNS: 40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

SEE ATTACHED RIDER TO LEASE IN THE EVENT OF A CONFLICT BETWEEN THE FORMS AND CONDITIONS OF THIS LEASE AND THE RIDER TO LEASE IT IS AGREED AND UNDERSTOOD THAT THE TERMS AND CONDITIONS OF THE RIDER TO LEASE SHALL SUPERSEDE AND PREVAIL.

       In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                                 80 WEST 40TH STREET ASSOCIATES, A
                                 NEW YORK LIMITED PARTNERSHIP
                                 BY: MOUNTAIN DEVELOPMENT CORP.,

WITNESS FOR OWNER:               LANDLORD:  MANAGING AGENT

                                 /s/ ALAN S. MOORE
---------------------------      -------------------------------------


WITNESS FOR TENANT:              TENANT: PIVOT CORPORATION

                                 BY:  /s/ E. KENNETH SEIFF
---------------------------      -------------------------------------

                            IMPORTANT - PLEASE READ

                             RULES AND REGULATIONS
                              ATTACHED TO AND MADE
                              A PART OF THIS LEASE
                               IN ACCORDANCE WITH
                                  ARTICLE 36.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. If said premises are situated on the ground floor of the building. Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either finished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease of which these Rules and Regulations are a part.

9. No Tenant shall obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building between the hours of 6 p.m. and 8 a.m. on business days, after 1 p.m. on Saturdays, and at all hours on Sundays and legal holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests name in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons. notwithstanding the foregoing. Owner shall not be required to allow Tenant or any person to enter or remain int he building, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m.

11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any usual or other objectionable odors to permeate in or terminate from the demise premises.

13. Tenant shall not use the demised premises in manner which disturbs or interferes with other Tenants in the beneficial use of their premises.

                         RIDER TO OFFICE LEASE BETWEEN
                         80 WEST 40TH STREET ASSOCIATES
                                      AND

                               PIVOT CORPORATION


       The provisions of this Rider constitute amendments or supplements to the printed form Lease to which this Rider is attached, and to the extent that there are conflicts between the form Lease and this Rider, the provisions of this Rider shall prevail.

38.    ADDITIONAL RENT - REAL ESTATE TAX ESCALATIONS

     38.1 (a) It is understood and agreed that if the Real Estate Taxes and any other charge, tax assessment, impost or levy, whether general or special, ordinary or extraordinary, foreseeable or unforeseeable, imposed or levied or assessed by any governmental power or authority whatsoever, against the demised premises or the land and/or building upon which the premises are a part (the foregoing being hereinafter collectively referred to as "Real Estate Taxes") in any year during the term of this lease and any extensions or renewals thereof, upon or against the demised premises or the land and/or building upon which the premises are a part, shall exceed the Base Real Estate Taxes imposed, (as hereinafter defined), Tenant covenants and agrees to pay to Landlord according to the same schedule that Landlord makes such payments, as Additional Rent, 4.3% (which percentage is arrived at by dividing the square footage of the leased premises by the total rentable square footage of the building of which the leased premises are a part) of such excess in each such year within 10 days after Landlord demands same. The tax bill for the year in question shall constitute conclusive evidence of the amount of taxes so imposed and shall serve as the basis for calculating the amount to be paid by Tenant hereunder. For purposes hereof, Base Real Estate Taxes shall mean those Real Estate Taxes for the period July 1, 1992 through June 30, 1993.

          (b) In the event of any special assessment, the payment required from Tenant hereby shall be calculated on the basis that Landlord pays such special assessment over the longest period of time permitted by the statute in question, without incurring any penalties or interest charges.

          (c) Any payments due hereunder for the last tax year encompassing the termination or expiration date of the term shall be apportioned according to the number of months of the lease term which shall fall within said year.

          (d) If any such tax increase is subsequently reduced, Tenant's rent shall be reduced accordingly and Tenant shall receive a credit or refund for prior periods affected by such tax reduction.

39.  ADDITIONAL ELECTRICAL CHARGES

     39.1 Electrical energy consumed by the Tenant in the demised premises may be separately metered and purchased by Tenant directly from the utility supplying electricity to the Building, at Tenant's option and cost.

     39.2 If Tenant desires to purchase its electricity from Landlord, then Tenant shall pay Landlord, as Additional Rent, beginning on the Commencement Date, an amount per month as an Electricity Charge, (based on the cost thereof to Landlord), as computed by an independent electrical engineer or consultant, retained by Landlord, after surveying Tenant's electrical equipment (including lights) and the use thereof.

          In determining the cost of electricity to Landlord, said engineer or consultant shall take into consideration the Service Classification and Rate Schedule pursuant to which Landlord purchases electricity for the building. Said cost shall include all applicable surcharges, demand charges, energy charges, fuel adjustment charges, time of day charges, taxes and all other sums payable by Landlord in conjunction with its purchase of electricity. Landlord shall, on request, promptly supply Tenant with a copy of the Service Classification and Rate Schedule pursuant to which Landlord purchases electricity at the time of the request.

          Until such time as the above survey shall be computed, Tenant shall pay as the Electricity Charge the sum of Six Hundred ($600.00) Dollars per month. After completion of the survey, which shall be conducted within six (6) months of the Commencement Date, Landlord and Tenant shall promptly and retroactively adjust this amount, depending upon the survey's results.

          In the event that Landlord's electric rates are increased, that portion of the Additional Rent representing the Electricity charge shall be increased as determined by the applicable public utility rate schedule in effect after such increase, as applied to Tenant's consumption as set forth herein.

          Tenant shall immediately notify Landlord of any additional equipment placed within the demised premises, or change in use, which would substantially increase Tenant's use of electricity. Landlord shall then conduct a new survey, at Tenant's expense, to ascertain the amount of the increased usage. In addition, from time to time, Landlord may have additional surveys (not more often then once per calendar year) conducted, for the purpose of reevaluating Tenant's electricity usage. Such surveys will be at Tenant's expense.

     39.3 Tenant covenants and agrees that at all times its use of electrical current shall not exceed the capacity of existing feeders to the Building or the risers, conduits, or wiring installed in the Building, and Tenant shall not use any electrical equipment which, in Landlord's opinion reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the Building.

     At the inception of this Lease Landlord shall supply, at Landlord's own cost and expense, all electric fluorescent tubing. Thereafter Tenant may purchase from Landlord, at Landlord's option, all replacements of electric fluorescent tubing and shall pay Landlord for installing same. Landlord's pricing for said tubing shall be competitive with prices generally found in the industry.

     39.4 Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the demised premises by reason of any requirement, act or omission of the utility company servicing the Building or for any other reason not attributable to the willful act or gross negligence of Landlord.

     39.5 If either the quantity or character of the electrical service is changed by the utility company supplying electrical service to the building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent or Additional Rent, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

40.  PORTER' S WAGE: ADDITIONAL RENT

     40.1 Tenant covenants and agrees to pay, as Additional Rent, without set-off or deduction, for each Lease Year (as hereinafter defined) a sum keyed to a labor index standard and computed in the manner hereinafter provided, to reflect presently unascertainable increases in other expenses of Landlord in connection with the ownership, operation and/or maintenance of the land and/or Building of which the demised premises form a part. Amounts payable under this Article shall be due as hereinafter set forth. If the first or final Lease Year shall contain less than twelve months, any such Additional Rent payable pursuant to this Article for such Lease Year shall be adjusted in proportion to the number of days in such Lease Year during which this lease is in effect. The obligation of Tenant with respect to any Additional Rent pursuant to this Article applicable to the last Lease Year of the term shall survive the expiration of the term.

     40.2 Definitions:

          (a) "Lease Year" shall mean the period of Twelve (12) months or less commencing with the Commencement Date and ending on the following December 31st, and each successive period of twelve (12) months or less commencing with January 1st of each succeeding calendar year during the term hereof.

          (b) "Base Wage Rate" shall mean the minimum regular hourly wage rate (but excluding all other benefits and other sums) required to be paid to or for the benefit of Porters in Class A office buildings in effect on January 1, 1993 pursuant to an agreement between the Realty Advisory Board on Labor Relations, Incorporated ("RAB") and Local 32B of the Building Service Employees International Union, AFL-CIO ("32B").

          (c) "Current Wage Rate" shall mean the most current minimum regular hourly wage rate (but excluding all other benefits and other sums) required to be paid to or for the benefit of Porters in Class A office buildings in effect on or after January 1, 1993 between RAB, or any successor thereto or replacement thereof, and 32B, or any successor thereto or replacement thereof.

          (d) "Porters" shall mean the classification of employee engaged in the general maintenance and operation of office buildings most nearly comparable to that classification now applicable to Porters in the current agreements between RAB and 32B (which classification is currently termed "others" in such agreements).

          (e)  "Wage Rate Multiple" shall mean the figure 2400.

     40.3 If during any Lease Year ending on or before the termination of this Lease, the Current Wage Rate shall in any manner exceed the Base Wage Rate, then Tenant shall pay, as Additional Rent, for such Lease Year an amount equal to the product obtained by multiplying the Wage Rate Multiple by the number of cents (including any fraction of a cent as an additional cent) of such increase.

     40.4 (a) Landlord shall render to Tenant a statement (hereinafter referred to as "Landlord's Labor Statement") for each Lease Year containing a computation of any Additional Rent payable by Tenant by reason of an increase over the Base Wage Rate, as determined by the Current Wage Rate. Landlord's failure to render Landlord's Labor Statement under the provisions of this Article shall not prejudice its right to thereafter render said statement for such Lease Year or any subsequent Lease Years.

          (b) The amount shown upon any Landlord's Labor Statement shall be Additional Rent and shall be payable, without setoff or deduction, in equal monthly installments. In the event that Landlord's Labor Statement is submitted to Tenant after the commencement of the Lease Year in question, then within twenty (20) days of submission of said Statement to Tenant, Tenant shall pay Landlord any amount due on account thereof for the number of months which have elapsed since the commencement of said Lease Year. The obligation of Tenant with respect to any Additional Rent pursuant to this Article applicable to the last Lease Year shall survive the expiration of the term.

     40.5 The parties acknowledge that the foregoing formula is not intended to bear a direct relationship to increases in Landlord's expenses of ownership, operation and maintenance of the Building, but that such formula is used solely for the parties' convenience. No increases or decreases in Landlord's actual expenses with respect to the Building will operate to require Tenant to pay under this Article any different amount of Additional Rent than that which is required by such formula, and regardless of the amount or existence of any increases or decreases the parties agree that the Article will apply.

41.  PARTIAL INVALIDITY

     41.1 If any provision of this Lease shall be held invalid or unenforceable, such invalidity or unenforceability shall affect only such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this lease, and this lease shall be enforced as if any such invalid or unenforceable provision were not contained herein.

42.  ASSIGNMENT AND SUBLETTING - ADDENDUM TO ARTICLE 11

     42.1 Provided Tenant has complied with the provisions of this Article and further provided that Tenant is not then in default beyond any applicable grace period, Landlord agrees that it will not unreasonably withhold its consent to a subletting of all the demised premises. Landlord may unreasonably withhold its consent as to an assignment of the Lease, however. Notwithstanding any subletting or an assignment of the Lease, Tenant as well as any successor and assignee thereof and any guarantor thereof shall continue to be liable for the obligations of Tenant hereunder.

     42.2 (a) At least thirty (30) days prior to any proposed subletting or assignment, Tenant shall furnish Landlord: (i) the name and business address of the proposed subtenant or assignee: (ii) a counterpart of the proposed sublease agreement or assignment (iii) satisfactory information with respect to the nature and character of the business of the proposed subtenant or assignee;
(iv) current financial information; (v) references; and (vi) written confirmation satisfactory to Landlord that the proposed subtenant or assignee and its business will assume responsibility for compliance with any applicable laws, statutes, regulations or ordinances applicable to the leased premises or to the proposes subtenant or assignee (or its business). Landlord's consent shall be deemed reasonably withheld on a sublet, in the event that based upon the above information provided by Tenant, Landlord does not conclude, in its reasonable discretion that the party in question is financially responsible, able to perform its obligations under the Lease and is of a character and engaged in a business which is in keeping with the standards of the Building, or would be willing and able to assume responsibility for complying with any applicable laws, statutes, regulations or ordinances applicable to the leased premises or to the operations of the party in question.

          (b) Landlord shall have thirty (30) business days after receipt of all of the information set forth in Paragraph 42.2(a) to notify Tenant of its objections thereto; the failure of Landlord to so act within the required time period shall be deemed Landlord's withholding of consent to such subletting or assignment.

     42.3 Any assignee of this Lease shall assume the obligations of Tenant hereunder. Any subtenant shall agree to be bound by the terms of this Lease in proportion to the amount of space covered by such sublease as compared to the size of the entire demised premises. An executed duplicate original of any subleasing agreement or assignment and assumption agreement, in form acceptable to Landlord, shall be delivered to the Landlord at least five (5) business days prior to the effective date thereof.

     42.4 If Tenant sublets the demised premises and receives from such subtenant rents or other payments other than payments for personal property of Tenant and less Tenant's expenses of subletting or assignment in excess of the minimum rent and the additional rents payable by Tenant under this Lease, one-half (1/2) of such excess may be retained by Tenant with the balance of such excess to be paid by Tenant to Landlord as Additional Rent hereunder. If Tenant assigns this Lease, one-half (1/2) of all payments received by Tenant may be retained by Tenant with the balance of all payments received by Tenant as consideration for such assignment to be paid to Landlord as Additional Rent hereunder. Landlord shall, at any time, have the right to require any payments due from any subtenant or assignee to be made directly to Landlord. Tenant as well as assignee or any subtenant shall represent and warrant to Landlord, in writing certified by the chief executive officers of Tenant and subtenant or assignee, as to the full amount of all payments made or required to be made in connection with any subletting or assignment.

     42.5 In the event that Tenant does sublet or assign the demised premises, Tenant shall pay to Landlord an administrative fee of $250 and all reasonable costs and expenses, including reasonable legal fees (not to exceed $1,000.00) associated with Landlord's review and approval of the sublease or assignment. However, Tenant shall not be obligated to make the payments required by this Paragraph 42.5 if Tenant has sublet the demised premises under the circumstances described in the first sentence of Paragraph 42.4.

     42.6 Anything to the contrary set forth above notwithstanding, if Tenant wishes to assign this Lease or sublet the whole of the demised premises, Landlord shall have the right to elect to terminate the Lease by written notice to Tenant. Such termination shall take place on the date the proposed assignment or subletting was to take place, and Tenant shall surrender the demised premises in the same manner and condition as if that date was set forth as the termination date of this Lease, and from and after said date Tenant shall be released from liability hereunder.

     42.7 If at any time the original Tenant named herein or the then Tenant shall be a corporation or a partnership, any transfer of voting stock or partnership interest resulting in the person(s) who shall have owned a majority of such corporation's shares of voting stock or the general partners' interest in such partnership, as the case may be, immediately before such transfer, ceasing to own a majority of such shares of voting stock or general partners' interest, as the case may be, after such transfer (or series of transfers), except as the result of transfers (i) by inheritance, or (ii) among stockholders who were such on the date of the Lease, or between any such stockholder or stockholders or their legal representatives and the Tenant corporation, as a result of reduction, termination or increases of stockholder interests in the corporation for any reason, including through separation from employment, retirement, disability or death, shall be deemed to be an assignment of this Lease as to which Landlord's consent shall have been required, (except as otherwise permitted in Paragraph 42) and in any such event Tenant shall so notify Landlord. Landlord's consent will be given provided there is no change in the management control or financial credit worthiness of

Tenant. For the purposes of this Section, the words "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation or to receive dividends.

     42.8 Anything in this Lease to the contrary notwithstanding, Tenant shall not sublet or assign to any party with which Landlord has negotiated, directly or indirectly for the rental or occupancy of space in the Building, within the prior ninety (90) days.

43.  INSURANCE

     43.1 Tenant covenants to provide on or before the Commencement Date of the term hereof and to keep in force during the term hereof for the benefit of Landlord, the Managing Agent, and Tenant a policy of comprehensive general liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the demised premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies satisfactory to Landlord, and the limits of liability thereunder shall not be less than the amount of ONE MILLION (1,000,000.00) DOLLARS combined single limit bodily injury and property damage coverage. Such insurance may be carried under a blanket policy covering the demised premises and other locations of Tenant, if any. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing that such insurance may not be canceled except upon ten (10) days notice to Landlord, together with evidence of payment for the policy. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant's default.

     43.2 Landlord and Tenant each hereby release the other and their respective officers, partners, directors, employees and agents from any and all liability or responsibility of the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible.

44.  USE OF PREMISES - ADDITIONAL LIMITATIONS

     44.1 Tenant has advised Landlord that the nature of the operations that it intends to conduct at the Premises are such that there will be no excessive traffic in the form of visitors, messengers or other members of the public going to and coming from the demised premises. In addition, Landlord has advised Tenant that for security reasons, it may well restrict access to the upper floors of the building and require that messengers and other trades people make deliveries or leave parcels at the Concierge Desk in the lobby (in which case Landlord shall have the responsibility to deliver such materials with reasonable diligence to Tenant), all for the purpose of improving the security in the building and not overloading the elevators and other means of ingress and egress. Tenant agrees to cooperate with Landlord and subject itself to such reasonable limitations as Landlord may impose for the benefit of all tenants in the building, including this Tenant. Tenant will also advise all of its suppliers and materialmen that any deliveries to the building must be made during hours other than the peak hours in the morning, at lunchtime and in the evening.

45.  LATE CHARGES - ADDITIONAL RENT

     45.1 In addition to all other sums payable by Tenant to Landlord under this Lease, Tenant shall pay to Landlord a sum equal to five (5%) of the total monthly amount called for by the terms of the Lease, if payment is not received by Landlord within ten (10) days of the date same is due. In addition, if Landlord, at any time or times, commences dispossess proceedings for failure to pay rent, for failure to pay any charges considered to be Additional Rent, or for any other breach of the terms of this Lease, Tenant agrees to pay Landlord reasonable attorney's fees, plus costs, same shall be deemed to be Additional Rent.

     45.2 Any monies due under this Lease from the Tenant to the Landlord for any reason whatsoever, including, but not limited to, payment for utilities, Real Estate Taxes, damages, additional security or the like shall be deemed to be Additional Rent and Landlord shall be and is hereby empowered to collect same as if it was unpaid rent.

     45.3 Both parties agree that in the event that the Tenant shall make a late payment to the Landlord of rent or Additional Rent three or more times during any calender year during the term of this Lease, and shall not forward the full amount of said payment in each instance within three (3) business days of receiving notice of said late payment from Landlord, the Tenant shall be deemed to have habitually paid its rent late, and the Landlord shall have the right, at the Landlord's option, to terminate this Lease and seek all remedies allowed by law.

46.   LANDLORD' S WORK: INSERT TO ARTICLE 4

     46.1 Landlord shall maintain all public areas, the roof, the exterior walls of the Building, the heating system (provided that same has been supplied by Landlord) and the plumbing and electrical system up to their entry into the demised premises. Tenant shall be responsible for the interior portions of the demised premises including the ceilings, walls, flooring, doors, and any window panes which are broken by Tenant, its agents, servants, contractors or visitors. Tenant shall also be responsible for the hallway entry door to the demised premises. Landlord's election to make repairs on those items for which Tenant is liable hereunder shall not be deemed a waiver by Landlord of the foregoing and shall be done by Landlord, at Landlord's sole election, either at Tenant's expense or at Landlord's expense. If the same is to be done at Tenant's expense then, except in an emergency, Landlord shall notify Tenant that if Tenant does not do said repair, then it will be done by Landlord. Tenant must use contractors reasonably acceptable to Landlord.

     46.2 Landlord will install a fire coded decorative door for the leased premises and will paint the leased premises. Landlord will make all existing windows operable, repair and/or replace all damaged or missing frames, mullions and all cracked, scratched or broken window panes. The Landlord will provide separate light switches to Tenant, as well as an individual thermostat for control of the air-conditioning within the leased premises.

     46.3 In the event Tenant desires to install track lighting or overhead fixtures in the leased premises, Landlord will supply any labor required for said installation, provided that Tenant shall be responsible at its sole cost and expense for the cost of all fixtures and bulbs required for said lighting and provided that Tenant will arrange to have all such lighting installed within six (6) months from the commencement of this Lease.

     46.4 Landlord agrees that Tenant may utilize the attached desk and cabinets, the enclosed glass office, the sliding glass partition, glass entrance door, the track lighting tracks and the woodplank floor currently located in the leased premises during the term of this Lease.

47.  TENANT'S WORK: INSERT TO ARTICLE 3

     47.1 Subject to the provisions of Article 46.2, Tenant agrees to accept the demised premises in its present "As Is" condition and acknowledges that Landlord shall have no obligation to do any work or make any improvements thereto, unless as otherwise provided herein, notwithstanding any building code or related violations that may be applicable to the space, provided the conditions which form the basis of such violations do not affect Tenant's occupancy, or cause fire, health or other hazard to Tenant's personnel or property, or both. Landlord represents that as of the date hereof the Building is in compliance with Local Law #5 and Local Law #10. Tenant further acknowledges that it has carefully examined the space and knows of no conditions, defects or potential claims regarding such space.

     47.2 It is specifically understood and agreed that all permanent improvements and air-conditioning systems, including window air conditioners, shall become a part of the demised premises and Tenant shall surrender the premises at the end of the term hereof together with all such improvements, subject to the provisions of Article 3 of the Lease. All improvements and installations shall be subject to Landlord's approval of all plans and specifications, which approval shall not be unreasonably withheld or delayed.

     47.3 As to any work performed by Tenant on the demised premises, Tenant shall pay to Landlord a supervisory fee (which shall include the cost of review of the Tenant's plans and specifications) equal to ten (10%) percent of the certified cost of all of the Tenant's work done to the demised premises. Landlord's approval of any plans, specifications or working drawings for any work performed by the Tenant on the demised premises shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities, the responsibility and liability for which shall belong solely to Tenant.

48.  BUILDING HOURS

     48.1 Subject to its security regulations, Landlord shall allow access to the Building twenty-four (24) hours a day, seven (7) days a week. This provision shall in no way expand Landlord's obligation to provide heat and elevator service outside the periods specified in Article 31 (a) of this Lease.

     48.2 Tenant understands that (i) the Building is open only from 8:00 A.M. to 6:00 P.M. on business days and from 8:00 A.M. to 12 noon on Saturdays (collectively the "Building Hours") and (ii) outside the Building Hours the Building is not staffed in any manner. Landlord agrees to provide Tenant with a key to the Building to allow Tenant access to the Building outside the Building Hours and Tenant agrees not to leave the Building unlocked when using the key to enter or exit the Building.

     48.3 In consideration of the right to access the Building outside Business Hours, Tenant agrees to release Landlord (its employees, agents, partners, officers, shareholders and directors) from all liability for any damage or loss Tenant (or its employees, agents, contractors, guests invitees or licensees) may incur in or about the Building and/or the demised premises as a result of its access to the Building and/or its use or occupation of the demised premises outside Building Hours and to indemnify and hold Landlord (its employees, agents, partners, officers, shareholders and directors) harmless from and against any and all claims, actions, judgments, damages, liabilities, losses or expenses, including attorneys' fees, in connection with damage to or loss of property or injury or death to any other persons, or any matters, arising from or out of the acts or omissions of Tenant (its employees, agents, contractors, guests, invitees or licensees) in connection with its access to the Building or use or occupation of the demised premises outside Building Hours and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to resist or defend, at Tenant's expense, such action or proceeding by counsel reasonably satisfactory to Landlord.

     48.4 The agreements of Tenant under this Article 48 are in addition to and not in limitation of any other provisions of this lease.

     48.5 Tenant agrees that it will not make or cause to be made more than ten duplicates of the key to the building and that it will surrender the key (and the duplicate keys, if any) to Landlord upon termination of this Lease at the expiration of its term or otherwise. Landlord may from time to time change the lock to the Building and, upon Tenant's surrender of the old key(s) to the Building, Landlord shall deliver a new key to the Building to Tenant. If Tenant shall fail to surrender the key(s) to the Building pursuant to the terms of this Article, Tenant shall pay, as Additional Rent hereunder, the sum of Two Hundred Fifty ($250.00) Dollars upon demand by Landlord.

49.  TENANT'S COOPERATION:
     COMMENCEMENT DATE AGREE KENT: ESTOPPEL CERTIFICATE

     49.1 Tenant agrees that upon the occurrence of the Commencement Date, it shall execute and deliver to Landlord a Commencement Date Agreement which shall specify the Commencement and Termination Dates of the Term; upon delivery said Commencement Date Agreement shall be deemed part of this Lease.

     49.2 Landlord and Tenant agree at any time and from time to time, (but not more than six times in any twelve month period) upon not less than ten (10) days prior written request, that Tenant shall execute, acknowledge and deliver to Landlord, or its designee, a statement in writing (prepared by the other party) certifying the Commencement Date of this Lease, and that this Lease is unmodified and is in full force and effect (or if there have been modifications, that the same are in full force and effect as modified); the dates to which the rent and Additional Rent have been paid and the rents paid in advance, if any. Any such Statement delivered pursuant to this Article may be relied upon by (i) a prospective purchaser of the Landlord's interest or of the interest of any holder of a mortgage upon the Landlord's interest in the Real Property. The foregoing obligation shall be deemed a substantial obligation of this tenancy, the breach of which shall give Landlord those remedies herein provided for in an event of default.

50.  AUTHORITY TO ENTER LEASE

     50.1 Landlord and Tenant each represents that with respect to their own representative the undersigned officer(s) has(have) been duly authorized to enter into this Lease and that the execution and consummation of this Lease by them does not and shall not violate any provision of any by-law, agreement, order, judgment, governmental regulation or any other obligation to which either of them is a party or is subject.

     50.2 Upon execution hereof, Tenant shall deliver an appropriate certification by its secretary and assistant secretary or other duly authorized officer to the above effect.

51.  SIGNATURE OF BOTH PARTIES

     51.1 This Lease shall not bind either party hereto unless and until it has been executed by all of the parties hereto.

52.  REMEDIES - ADDENDUM TO ARTICLE 18

          In addition to all other remedies provided to Landlord upon a default by Tenant under this Lease, all amounts credited by Landlord to Tenant under this Lease, as well as any other amounts reimbursed, credited or rebated by Landlord to Tenant under this Lease, including but not limited to any rent concessions provided by Landlord to Tenant under Section 57.1, shall immediately become due and payable to Landlord upon the occurrence of an event of default by Tenant under this Lease.

53.  COMMENCEMENT DATE

     53.1 This Lease shall commence upon substantial completion of Landlord's work, under Section 46.2 but in any event, no later than December 31, 1992. In the event Landlord will be unable to complete its work by December 31, 1992, Landlord shall notify Tenant by October 31, 1992. If Landlord cannot complete the work as stated herein and so notifies Tenant, Tenant shall have the option to terminate the Lease within ten (10) days of said notice or to waive any objections as to the delay in completion.

     53.2 If the Commencement Date shall occur on a day other than the first day of a calendar month then the term of this Lease shall run and be measured from the first day of the calendar month following the Commencement Date.

54.  MISCELLANEOUS

     54.1 The words "Owner" and "Landlord" shall be interchangeable and both shall mean 80 West 40th Street Associates, a New York Limited Partnership, its successors or assigns.

     54.2 Within thirty (30) days after request by Landlord, Tenant (or any Guarantor of this Lease) shall furnish to Landlord a copy of its then current audited financial statement or if none is available for Tenant and if Tenant has a parent company, then the report of its parent company which shall be employed by Landlord for purposes of selling or financing the Building and not distributed otherwise without prior authorization of Tenant.

55.  NO MATERIAL INTERFERENCE WITH TENANT'S BUSINESS

     55.1 Throughout the term hereof, when performing repairs to the Building or the demised premises, Landlord shall use all commercially reasonable efforts to minimize interference with Tenant's business.

56.  NOTICES

     56.1 Any notice by either party to the other shall be sent by registered or certified mail, or delivered by courier which delivery is evidenced by a receipt, addressed to the parties at the address first hereinabove given or at such other address as the parties shall so designate in writing, according to the terms hereof. Said notices shall be deemed given two (2) business days after mailing, or upon receipt if delivered by courier.

57.  RENT CONCESSION

     57.1 Provided Tenant is not in default under any terms and conditions of this lease, Tenant is to receive a credit equal to Eight Hundred Fourteen and 58/100 ($814.58) Dollars against each month's rent due for the first (lst), third (3rd), fifth (5th), seventh (7th), ninth (9th) and eleventh (llth) months of the first lease year, such credit being equal to receiving free rent on four hundred twenty-five (425) square feet of the leased premises for those six (6) monthly periods. Provided tenant is not in default under any terms and conditions of this lease, Tenant is to receive a credit against rent equal to Four Thousand Six Hundred ($4,600.00) Dollars against each month's rent due for the second (2nd), fourth (4th), sixth (6th), eighth (8th), tenth (10th) and twelfth (12th) months of the first lease year, such a credit being equal to receiving free rent on the entire leased premises for those six (6) monthly periods.

58.  SECURITY DEPOSIT - ADDENDUM TO ARTICLE 32

     58.1 Landlord shall return in the form of a rent credit to Tenant the sum of Nine Thousand Two Hundred ($9,200.00) Dollars at the end of both the first and second years of the lease term, as well as any interest earned thereon, provided Tenant is not in default under any terms and conditions of this Lease. However, no interest shall be paid on the portion of the security deposit to be retained by Landlord. In addition, upon an increase in the fixed rent as described in this Lease, Tenant shall be required within twenty (20) days of the date of said increase, to deposit with Landlord an amount sufficient to increase the security deposit to an amount equal to two (2) months base rent at the increased rate. Therefore, on or before October 21, 1997, Tenant shall increase the amount of its security deposit with Landlord to Nine Thousand Six Hundred ($9,600.00) Dollars by depositing the additional sums due with Landlord.

59.  LIMITED LIABILITY OF LANDLORD

     59.1 Landlord and Tenant hereby agree that the liability of Landlord for any loss, cost, expense or damage arising from any action or omission, including but not limited to negligent acts or omissions, on the part of Landlord, its agents, employees, representatives or contractors, shall be limited to Landlord's equity in the demised premises. Tenant will not seek a judgment for money damages against, nor seek enforcement of any other judgment against the officers, directors, employees, partners, agents, employees, or contractors or other representatives of Landlord.

60.  ENVIRONMENTAL INDEMNIFICATION

          (a) Tenant hereby agrees to indemnify and hold Landlord harmless of, from and against all claims, actions liens, demands, costs, expenses, fines and judgments (including legal costs and attorney's fees) arising out of any acts or omissions on the part of Tenant, its employees, agents, servants, contractors or any other parties for whom Tenant is responsible which result in
(a) any spills or contamination of air, soil or water by oil, grease, toxic or hazardous substances at or around the Premises or the Building or upon removal therefrom: or (b) the violation of any current or future federal, state or municipal environmental laws, statutes, rules or regulations. Tenant's obligations and liability under this paragraph shall survive the term of this Lease and shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the Premises which occur as a result of Tenant's affirmative acts or omissions during the term of this Lease.

          (b) At the request of the Landlord, Tenant shall provide Landlord with any documentation required or requested in connection with any environmental laws, statutes, rules or regulations, or any successor statute, and effectuate any cleanup plan which may be required to the extent such cleanup is necessitated by actions of Tenant or anyone for whom Tenant is responsible.

61.  OPTION TO LEASE ADDITIONAL SPACE

          Tenant shall have the option to lease all additional contiguous space available on the third floor of the building of which the leased premises are a part, as said additional contiguous space becomes vacant and available or if an offer to lease the additional contiguous space is made to Landlord by a third party. Upon Landlord's notification to Tenant that said additional contiguous space is so available, Tenant shall have ten (10) days to exercise its option to lease the additional contiguous space upon terms mutually satisfactory to Landlord and Tenant. If Tenant fails to exercise its option within the ten (10) day period, Tenant will be deemed to have waived said option, and Landlord will be free to offer the space to other parties. Should Landlord instead receive a third party offer to lease the additional contiguous space, upon Landlord's written notification to Tenant as to the terms and conditions contained in the offer, Tenant shall have three (3) business days from receipt of Landlord's notice to execute a lease for the additional contiguous space on the same terms and conditions as contained in the third party offer. If Tenant fails to execute a lease for the additional contiguous space containing the same terms and conditions as the third party offer, Tenant will be deemed to have waived its rights under this paragraph, and Landlord will be free to lease the space to the third party.

62.  NONDISTURBANCE AGREEMENT

          In the event of a sale or mortgage refinancing of the building of which the leased premises is a part, Landlord will utilize reasonable efforts to obtain a nondisturbance agreement from its purchaser or mortgagee, pursuant to which said purchaser or mortgagee recognizes the continuing validity of this leash and to leave Tenant undisturbed in its possession of the leased premises.

63.  INABILITY TO PERFORM - ADDENDUM TO ARTICLE 27

          In the event a dangerous condition is created on the demised premises without the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees or licensees and Landlord fails to commence correction of said dangerous condition within ten (10) days of receiving notice of said condition from Tenant, Tenant shall have the option to remedy said condition, and deduct the reasonable cost of remedying the condition from the amounts due from Tenant to Landlord under Sections 38.1,
40.1 and 40.3 of this Lease. This clause shall not be construed to allow Tenant to deduct the reasonable cost of remedying the condition from any portion of the base rent due from Tenant to Landlord.

64. Landlord agrees that to the best of its knowledge there are no current violations in the Demised Premises.

65.  Following construction landlord agrees to exterminate the premises.

          IN WITNESS WHEREOF, the parties hereto have used this Lease and Rider to be executed as of this 15 day of October, 1992.

                                   LANDLORD:

                                   80 WEST 40TH STREET ASSOCIATES
                                   by:  Mountain Development
                                        Corp., Managing Agent

                                   By:/s/ Alan S. Moore
                                      -------------------------------


                                   TENANT: PIVOT CORPORATION


                                   By:/s/ E. Kenneth Seifh
                                      -------------------------------

#203586154F
10/5/92

                        ATTACHED EXHIBITS

A    DEMISED PREMISES